UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 11, 2006
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-5056
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Restricted Stock Award Agreement for Employees
Form of Restricted Stock Award Agreement for Directors

Item 1.01     Entry into a Material Definitive Agreement
     Effective January 11, 2006, the Compensation, Nominating and Governance Committee of the Board of Directors approved an amendment to outstanding award agreements that provided for lapse of all forfeiture restrictions upon a change of control of the Company. Forms of the amended award agreements with respect to employees and directors are attached as Exhibits 10.1 and 10.2 to this Form 8-K.
Item 5.02     Departure of Directors or Principal Officers
     Effective January 11, 2006, Mark A. Kahil, Vice President of Investor Relations, resigned from the Company. As a result of his resignation, all outstanding shares of restricted stock granted to Mr. Kahil, aggregating 24,000 shares, were forfeited and subsequently canceled by the Company.
Item 9.01     Financial Statements and Exhibits

10.1	Form of Restricted Stock Award Agreement for Employees

10.2	Form of Restricted Stock Award Agreement for Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: January 13, 2005

EXHIBIT INDEX

10.1	Form of Restricted Stock Award Agreement for Employees

10.2	Form of Restricted Stock Award Agreement for Directors